As filed with the Securities and Exchange Commission on July 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABILITY INC.
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yad Harutzim 14

Tel Aviv, Israel, 6770007

Tel: (972)-72-260-2200
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates 850 Library Avenue
Newark, Delaware 19711
(302) 738-6680

(Name, address, and telephone number for agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Zvi Gabbay, Adv	Mark Selinger, Esq.
Barnea, Jaffa, Lande & Co Electra City Tower, 58 HaRakevet St Tel Aviv 6777016, Israel Tel: (972)-3-6400-600	Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Ordinary shares, par value $0.001 per share (2)			$50,000,000	$6,225

(1)	There are being registered under this registration statement such indeterminate number of ordinary shares which collectively shall have an aggregate initial offering price not to exceed $50,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(3)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.

(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 23, 2018

PROSPECTUS

Ability Inc.

$50,000,000

Ordinary Shares

We may offer, issue and sell from time to time up to US $50,000,000 of our ordinary shares, in one or more offerings.  This prospectus provides a general description of offerings that we may undertake.

We refer to our ordinary shares as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “ABIL.” The closing price of our ordinary shares, as reported on the NASDAQ Capital Market on July 20, 2018, was $5.10.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is July 23, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

All trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references mean Ability Inc. and our wholly-owned subsidiaries, Ability Computer & Software Industries Ltd., or Ability and Ability Security Systems Ltd., or ASM.

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a holding company operating through our wholly-owned subsidiaries, Ability and ASM, which provide advanced interception, geolocation and cyber intelligence products and solutions that serve the needs and increasing challenges of security and intelligence agencies, military forces, law enforcement agencies and homeland security agencies worldwide. We believe that our advanced comprehensive capabilities in both the areas of interception of communications and geolocation set us apart from our competitors.

Founded in 1994, Ability has 17 years of proven experience in the fields of interception and geolocation. We specialize in off-air interception of voice, SMS and data communication from both cellular (GSM/CDMA/UMTS/LTE) and satellite communication networks and deciphering solutions for both cellular and satellite communications.

Our portfolio of cellular communications solutions includes, in addition to interception of voice, SMS, and data, an advanced geolocation system and cyber solutions. The geolocation solutions we offer geographically target mobile phones and are sold independently or as an additional feature within other systems. The cyber solutions provide the user with the ability to extract and view information from mobile phones. We also offer a system that can detect the existence of active interception systems (such as active cellular interception systems, fake SMS advertising systems and IMSI/IMEI catchers), can prevent interception by such systems and “intercept the interceptor,” allowing the user to listen to and manipulate the intercepted information.

Our portfolio of satellite solutions includes advanced interception systems for Iridium, Thuraya, IsatPhone and VSAT communications.

Both our cellular and satellite interception solutions can be used either as portable stand-alone tactical systems or can be integrated into larger scale fixed strategic systems.

We believe that the products and solutions we offer enable security agencies, law enforcement agencies and armed forces to gain a tactical and situational advantage over highly mobile and covert adversaries and we believe that we are among the few companies with an offering and suite of solutions that targets all segments of the lawful interception market.

We sell to our customers a variety of products and also offer customized solutions designed to meet their specific needs. Our solutions include both tactical and strategic systems. We work closely with our customers to design solutions for their specific configuration needs, including facilitating integration with larger scale systems. Most of these systems are scalable in functionality, capacity, coverage area and communications protocol types in order to meet the budgets and needs of our customers. The systems are available either as tactical, transportable solutions or as strategic, fixed installations and can be installed in many fixed or transportable configurations, including in vehicles, ships, aerial platforms and on personnel.

Recent Developments

Wells Notice

On July 3, 2018, the SEC issued a “Wells” notice to us and two of our officers, directors and controlling shareholders, Anatoly Hurgin and Alexander Aurovsky, in connection with the previously disclosed ongoing investigation of the SEC into the transaction with Cambridge Capital Acquisition Corporation, the restatement that occurred in May 2016, and financial and business information. The Wells notice indicated that the Staff of the SEC’s Division of Enforcement has made a preliminary determination to recommend that the SEC authorize the institution of an enforcement action against us and Messrs. Hurgin and Aurovsky that would allege, among others, violations of Section 17(a) of the Securities Act of 1933, Sections 10(b) and 14(a) of the Securities Exchange Act of 1934. A Wells notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company and Messrs. Hurgin and Aurovsky with an opportunity to respond to issues raised by the SEC and offer their perspective prior to any SEC decision to institute proceedings. If enforcement action is initiated, this could result in us and Messrs. Hurgin and Aurovsky being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest, a civil penalty, and in the case of Messrs. Hurgin and Aurovsky only, a bar from serving as an officer or director.

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NASDAQ Delisting Determination

On January 12, 2018, we received a notification from the Listing Qualifications Department of The NASDAQ Stock Market, or the Staff, that we are not in compliance with NASDAQ Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity, or the Minimum Shareholders’ Equity Requirement, or any alternatives to such requirement. In order to maintain our listing on the NASDAQ Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance, which was accepted by the Staff on March 7, 2018. We had until July 11, 2018, to evidence compliance with the Minimum Shareholders’ Equity Requirement.

On July 12, 2018, we received a letter from the Staff indicating that we did not meet the Staff’s July 11, 2018 deadline to regain compliance with NASDAQ Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity or any alternatives to such requirement. As a result, we would be subject to delisting on July 23, 2018 unless it requests a hearing before a NASDAQ Listing Qualifications Panel, or the Panel. We have requested a hearing before the Panel at which we will present our plan of compliance and request a further extension of time. The Panel has the discretion to grant the Company up to an additional 180 calendar days from July 12, 2018 to regain compliance. This request will ordinarily automatically stay any delisting or suspension action pending the issuance of a final decision by the Panel; however, the NASDAQ has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of our ordinary shares, or suspend or delist securities. There can be no assurance that the Panel will ultimately grant an extension of the compliance period.

Corporate Information

We were incorporated under the laws of the Cayman Islands under the name “Cambridge Holdco Corp.” as an exempted company on September 1, 2015, or Holdco. We were formed as a wholly-owned subsidiary of Cambridge Capital Acquisition Corporation, or Cambridge, a company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Cambridge was incorporated under the laws of Delaware on October 1, 2013. On December 23, 2013, Cambridge closed its initial public offering and a simultaneous private placement.

On December 23, 2015, Cambridge merged with and into Holdco with Holdco surviving the merger and becoming the public entity, or the Redomestication Merger, and Holdco consummated a business combination whereby it acquired Ability, by way of a share exchange, or the Share Exchange and together with the Redomestication Merger, the Business Combination, following which Ability became a wholly-owned subsidiary of Holdco. Effective as of the closing of the Business Combination, Holdco changed its name to “Ability Inc.”

At the closing of the Business Combination, we purchased 16% of ASM, from its former sole shareholder, Eyal Tzur. On January 24, 2016, Eyal Tzur exercised his put option and we purchased the remaining shares of ASM, following which ASM became our wholly-owned subsidiary.

Our principal executive offices are located at Yad Harutzim 14, Tel Aviv, Israel, 6770007, our telephone number is +972-3-6879777, and our website is www.interceptors.com (the information contained therein or linked thereto shall not be considered incorporated by reference into this prospectus). Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 1971.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our ability to continue as a going concern;

●	risks related to our need for significant additional capital, which we may be unable to obtain;

●	risks associated with our ability to regain and maintain compliance with the NASDAQ listing standards;

●	risks related to the dependence of our revenues on the successful implementation and customer adoption of Ultimate Interception, or ULIN, the customer adoption of which has been limited;

●	risks related to the dependence of ULIN sales on a reseller agreement with one supplier, which automatically terminates in October 2018;

●	risks relating to any enforcement action by the SEC, to which we are currently under and to adverse outcomes in our outstanding litigation matters;

●	risks relating to government spending and contracts with governments and governmental agencies;

●	risks associated with our reliance on third party suppliers, manufacturers and partners for certain products or components which may be critical to our solutions;

●	risks associated with our ability to retain and recruit key personnel, including our Chief Executive Officer and Chief Technology Officer;

●	risks associated with our ability to keep pace with technological changes and evolving industry standards;

●	risks and challenges associated with large projects and the sophisticated nature of the solutions and products we sells, customization of solutions based on specific customer needs, sales cycles and unpredictable sales terms and timing and uneven sales patterns;

●	risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate;

●	risks associated with the misconduct or other improper activities of our employees or other third parties, including noncompliance with regulatory standards and requirements;

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●	risks relating to material weaknesses in our internal controls over financial reporting and risks relating to the ineffectiveness of our disclosure controls and procedures; and

●	risks that our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions for us and may require us to indemnify our customers and resellers for any damages they suffer.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our ordinary shares. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2018.  The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of March, 31, 2018
(Unaudited) US Dollars in thousands, except share data

Cash and cash equivalents	$710
Total liabilities (1)	19,646
Shareholders’ equity:
Ordinary shares, par value $0.001 per share: 20,000,000 shares authorized; 2,576,415 shares outstanding	3
Additional paid-in-capital	18,560
Accumulated deficit	(20,993)
Total Capital Deficiency	(2,430)
Total capitalization and indebtedness	$17,216

(1)	Includes approximately $19.4 million which are classified as current liabilities.

The preceding table excludes as of March 31, 2018 (i) 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share, and (ii) 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include marketing.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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Price Range of our Ordinary Shares

On December 24, 2015, our ordinary shares and warrants began trading on the NASDAQ Capital Market under the symbol “ABIL” and “ABILW,” respectively. Our warrants were delisted on April 18, 2016 and since such date have traded on “the OTC Pink” under the symbol “ABIWF.” Since January 12, 2016, our ordinary shares are also traded on the Tel Aviv Stock Exchange under the symbol “ABIL.”

On December 27, 2017, we implemented a 1-for-10 consolidation of our ordinary shares with a market effective date of March 23, 2018. Reported prices in the table below have been adjusted to give retroactive effect to the consolidation.

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares for the periods indicated on the NASDAQ Capital Market.

	US$ Price Per Ordinary Share
	High	Low
Annual:
2017	34.90	3.95
2016	101.60	26.00
2015 (from December 24, 2015)	99.00	90.00

Quarterly:
Third Quarter 2018 (through July 16, 2018)	7.98	5.05
Second Quarter 2018	12.02	2.16
First Quarter 2018	5.60	3.28
Fourth Quarter 2017	8.24	3.95
Third Quarter 2017	12.00	5.90
Second Quarter 2017	19.00	5.70
First Quarter 2017	34.90	19.80
Fourth Quarter 2016	38.40	26.00
Third Quarter 2016	55.60	37.10
Second Quarter 2016	74.60	27.00
First Quarter 2016	101.60	60.20

Most Recent Six Months:
July 2018 (through July 16, 2018)	7.98	5.05
June 2018	12.02	2.16
May 2018	3.03	2.26
April 2018	3.35	2.60
March 2018	4.10	3.28
February 2018	4.50	3.60
January 2018	5.60	4.50

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On July 16, 2018, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $5.05.

The following table sets forth, for the periods indicated since January 12, 2016, the reported high and low sales prices of our ordinary shares on the TASE in NIS and U.S. dollars at the exchange rate published by the Bank of Israel on the date of the reported high or low sales price, as applicable.

	NIS Price Per Ordinary Share		US$ Price Per Ordinary Share
	High	Low	High	Low
Annual:
2017	136.50	12.19	35.70	3.49
2016 (from January 12, 2016)	382.10	102.10	96.90	26.70

Quarterly:
Third Quarter 2018 (through July 16, 2018)	33.55	18.32	9.25	5.03
Second Quarter 2018	50.71	8.17	13.97	2.24
First Quarter 2018	18.10	12.19	5.30	3.49
Fourth Quarter 2017	28.21	14.01	8.00	4.00
Third Quarter 2017	44.87	20.84	12.70	5.80
Second Quarter 2017	73.21	20.47	20.20	5.80
First Quarter 2017	136.50	77.40	35.70	21.40
Fourth Quarter 2016	133.10	102.10	34.70	26.70
Third Quarter 2016	171.00	144.70	45.40	38.30
Second Quarter 2016	166.50	108.30	43.20	28.00
First Quarter 2016 (from January 12, 2016)	382.10	231.90	96.90	60.60

Most Recent Six Months:
July 2018 (through July 16, 2018)	33.55	18.32	9.25	5.03
June 2018	50.71	8.17	13.97	2.24
May 2018	10.71	8.17	2.95	2.29
April 2018	11.85	9.49	3.37	2.64
March 2018	13.86	12.19	4.00	3.49
February 2018	15.50	13.07	4.50	3.70
January 2018	18.10	15.82	5.30	4.70

On July 16, 2018, the last reported sale price of our ordinary shares on the TASE was NIS 18.32 per share, or approximately $5.03 per share (based on the exchange rate reported by the Bank of Israel for such date). On July 16, 2018, the exchange rate of the NIS to the dollar was $1.00 = NIS 3.641, as reported by the Bank of Israel.

TAXATION

The material Cayman Islands and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our amended and restated memorandum and articles of associations and Cayman Islands corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

General

We are currently authorized to issue 20,000,000 ordinary shares, par value $0.001, and 5,000,000 preferred shares, par value $0.001.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

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Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

(a)	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

(b)	the shareholders have been fairly represented at the meeting in question;

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(c)	the arrangement is such as a businessman would reasonably approve; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

(a)	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

(b)	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

(c)	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

(a)	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

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(b)	an exempted company’s register of members is not open to inspection;

(c)	an exempted company does not have to hold an annual general meeting;

(d)	an exempted company may issue negotiable or bearer shares or shares with no par value;

(e)	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

(f)	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

(g)	an exempted company may register as a limited duration company; and

(h)	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide public shareholders with the opportunity to convert their public shares in connection with any such vote. The foregoing is set forth in our amended and restated memorandum and articles of association and cannot be amended.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers (where applicable), and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2018 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

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For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority, or FRA, of the Cayman Islands, pursuant to the Proceeds of Crime Law (2018 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

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At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

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Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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LEGAL MATTERS

 The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder. Certain matters of United States federal securities law relating to the securities offered hereby under U.S. federal securities law will be passed upon for us by McDermott, Will & Emery LLP, New York, New York and certain matters related to Israeli and Cayman Islands law will be passed on us by Barnea Jaffa Lande & Co and Maples and Calder, respectively. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and for each of the years then ended, incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the reports (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on April 30, 2018; and

●	our Reports on Form 6-K filed with the SEC on July 6, 2018, July 11, 2018 and July 13, 2018.

This prospectus supplement and accompanying prospectus are part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

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In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Ability Inc., Yad Harutzim 14, Tel Aviv, Israel, 6770007. Our telephone number is +972-72-260-2200.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, all of whom reside in Israel, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and all of our directors and officers are located in Israel, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Barnea, Jaffa, Lande & Co, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the judgment may no longer be appealed;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

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●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find Additional Information

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$6,225
FINRA filing fee	$8,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$15,000
Printing Fees	$5,000
Miscellaneous	$5,000
Total	$69,225

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$50,000,000

Prospectus

                  , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that a provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No indemnified person is liable to us for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such indemnified person. No person is found to have committed actual fraud or willful default unless or until a court of competent jurisdiction has made a finding to that effect. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to these provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Under our amended and restated memorandum and articles of association, our directors, on behalf of us, may purchase and maintain insurance for the benefit of any director or other officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to us. We have procured a directors’ and officers’ liability & company reimbursement insurance policy for our officers and directors and our wholly-owned subsidiaries, with an aggregate limit of liability for all losses of $20 million.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10.  Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 10 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on July 23, 2018.

Ability Inc.

By:	/s/ Anatoly Hurgin
Name:	Anatoly Hurgin
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Anatoly Hurgin and Avi Levin, and each of them, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3, or the Registration Statement, to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Anatoly Hurgin	Chief Executive Officer and Chairman of the Board of Directors	July 23, 2018
Anatoly Hurgin

/s/ Avi Levin	Chief Financial Officer	July 23, 2018
Avi Levin

/s/ Alexander Aurovsky	Chief Technology Officer and Director	July 23, 2018
Alexander Aurovsky

/s/ Avraham Dan	Director	July 23, 2018
Avraham Dan

/s/ Naftali Granot	Director	July 23, 2018
Naftali Granot

/s/ Limor Beladev	Director	July 23, 2018
Limor Beladev

/s/ Yair Cohen	Director	July 23, 2018
Yair Cohen

/s/ Joseph Tenne	Director	July 23, 2018
Joseph Tenne

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 in on July 23, 2018.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative
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EXHIBIT INDEX

Exhibit No.	Description

1.1	Amended and Restated Memorandum and Articles of Association of Ability Inc. (incorporated by reference to Exhibit 1.1 of the Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2018).
2.1	Specimen Ordinary Share Certificate of Ability Inc. (formerly Cambridge Holdco Corp.), (incorporated by reference to Exhibit 4.4 to Amendment 2 of the Registration Statement on Form S-4/A filed on November 17, 2015).
4.1	Agreement and Plan of Reorganization, dated as of September 6, 2015, by and among Cambridge Capital Acquisition Corporation, Cambridge Holdco Corp., Ability Computer & Software Industries Ltd., and the shareholders of Ability Computer & Software Industries Ltd. (incorporated by reference to Annex A to the definitive Proxy Statement/Prospectus filed on December 2, 2015).
4.2	Form of Indemnity Escrow Agreement among Cambridge Holdco Corp., the Representative (as described in the Agreement and Plan of Reorganization), the shareholders of Ability Computer & Software Industries Ltd., and Continental Stock Transfer & Trust Company, as Escrow Agent (incorporated by reference to Annex E to the definitive Proxy Statement/Prospectus filed on December 2, 2015).
4.3	Form of Lock-Up Agreement between Cambridge Capital Acquisition Corp., Cambridge Holdco Corp., Ability Computer & Software Industries Ltd. and each of Messrs. Hurgin and Aurovsky (incorporated by reference to Exhibit 10.14 of the Registration Statement on Form S-4 filed on September 17, 2015).
4.4	Lock-Up Agreement between Cambridge Capital Acquisition Corp., Cambridge Holdco Corp., Ability Computer & Software Industries Ltd. and The Gordon Family 2007 Trust (incorporated by reference to Exhibit 10.15 of the Registration Statement on Form S-4 filed on September 17, 2015).
4.5	Employment Agreement between Ability Computer & Software Industries Ltd. and Anatoly Hurgin, dated as of September 6, 2015 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4 filed on September 17, 2015).
4.6	Employment Agreement between Ability Computer & Software Industries Ltd. and Alexander Aurovsky, dated as of September 6, 2015 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 filed on September 17, 2015).
4.7	Share Purchase Agreement, dated as of September 6, 2015 by and among Ability Security Systems Ltd., Eyal Tzur, Ability Computer & Software Industries Ltd., Anatoly Hurgin, Alexander Aurovsky, Cambridge Capital Acquisition Corporation and Cambridge Holdco Corp (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4 filed on September 17, 2015).
4.8	JV Purchase Escrow Agreement, dated as of December 23, 2015 by and among Cambridge Holdco Corp., the Representative (as described in the Agreement and Plan of Reorganization), Ability Security Systems Ltd., Eyal Tzur, the former shareholders of Ability Computer & Software Industries Ltd. and Continental Stock Transfer & Trust Company, as Escrow Agent. (incorporated by reference to Exhibit 4.8 of the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 2, 2016).
4.9	Rental Contract, effective December 1, 2013, between Yedidim Holdings Properties and Development Ltd., as Lessor, and Ability Computer & Software Industries Ltd., as Lessee, relating to space at 14 Yad Harutzim St., Tel Aviv, Israel, and attached Guaranty by Alexander Aurovsky of Ability’s obligations thereunder (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-4 filed on September 17, 2015).
4.10	Rental Contract, effective May 1, 2015, between Yedidim Holdings Properties and Development Ltd., as Lessor, and Ability Computer & Software Industries Ltd., as Lessee, relating to space at 14 Yad Harutzim St., Tel Aviv, Israel, and attached Guaranty by Alexander Aurovsky of Ability’s obligations thereunder (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4 filed on September 17, 2015).
4.11	2015 Long-Term Equity Incentive Plan (incorporated by reference to Annex C of the definitive Proxy Statement/Prospectus filed on December 2, 2015).
4.12	Israeli Sub-Plan to the 2015 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 4.12 of the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 2, 2016).
4.13	Reseller Agreement, effective October 20, 2015, between a third-party and Ability Computer & Software Industries Ltd. relating to the resale of certain telecommunication products and services (Portions of the agreement have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act and have been filed with the Securities and Exchange Commission separately) (incorporated by reference to Exhibit 4.13 of the Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 2, 2016).
4.14	Amendment to Escrow Agreement between Anatoly Hurgin, Alexander Aurovsky, Ability Inc. and the Bank Leumi Le-Israel Trust Company Ltd. dated November 13, 2017 (incorporated by reference to Exhibit 99.1 of Form 6-K filed with the Securities and Exchange Commission on November 13, 2017).
4.15	Irrevocable Undertaking dated February 21, 2018 (translation from Hebrew) (incorporated by reference to Exhibit 99.1 of Form 6-K filed with the Securities and Exchange Commission on February 27, 2018).
5.1	Form of Opinion of Maples and Calder, Cayman Island counsel to the Registrant, as to the validity of the ordinary shares.*
8.1	List of Subsidiaries. (incorporated by reference to Exhibit 8.1 of Form 20-F filed with the Securities and Exchange Commission on May 2, 2016).
23.1	Consent of Ziv Haft, a member firm of BDO
23.2	Consent of Maples & Calder, Cayman Island counsel to the Registrant (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page of the Registration Statement)

* To be filed by amendment

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